Exhibit 23


                    CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Owens & Minor, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos33-65606, 33-63248, 33-4536, 33-32497, 33-41402 and 33-41403) on Form S-8
and the Registration Statement (No. 33-44428) on Form S-3 of Owens & Minor, Inc. of our report dated February 2, 1996, except as to Note 7, which is as of March 1, 1996, relating to the consolidated balance sheets of Owens & Minor, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of Owens & Minor, Inc. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report dated February 2, 1996, relating to the financial statement schedule of the Company, which report appears on page 22 of this Form 10-K.

/s/ KPMG PEAT MARWICK LLP
KPMG Peat Marwick LLP

Richmond,  Virginia
March 13, 1996